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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45929) and related Prospectus and Prospectus Supplement of Sola International Inc. for the registration of $250,000,000 of common stock and/or debt securities and to the incorporation by reference therein of our report dated May 6, 1997, with respect to the consolidated financial statements and schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                          _____________________________________
                                                    ERNST & YOUNG LLP

Palo Alto, California

March 4, 1998